Exhibit 99.1

MARTIN MIDSTREAM PARTNERS L.P. ANNOUNCES EXPIRATION AND RESULTS OF EXCHANGE OFFER AND CASH TENDER OFFER

KILGORE, Texas, August 10, 2020 (GLOBE NEWSWIRE) – Martin Midstream Partners L.P. (Nasdaq: MMLP) (the “Partnership”) today announced the expiration at 5:00 p.m., New York City time, on August 7, 2020 (the “Expiration Time”) of its and its subsidiary, Martin Midstream Finance Corp.’s (“FinanceCo” and, together with the Partnership, the “Issuers”) previously announced (1) offer to exchange (the “Exchange Offer”) any and all of the Issuers’ outstanding 7.25% senior unsecured notes due 2021 (the “Existing Notes”) held by Eligible Holders (as defined below) of record for a combination of cash, 11.50% Senior Secured Second Lien Notes due 2025 (the “Exchange Notes”), and rights to acquire (the “Rights Offering”) 10.00% Senior Secured 1.5 Lien Notes due 2024 (the “New Notes”), as further described below, upon the terms and subject to the conditions set forth in the confidential Exchange Offer Memorandum, Consent Solicitation, Rights Offering, and Disclosure Statement Soliciting Acceptances of a Prepackaged Plan of Reorganization, dated July 9, 2020 (as may be amended or supplemented from time to time, the “Offering Memorandum” and, together with the related Exchange Offer letter of transmittal and the related Exchange Offer eligibility letter, the “Exchange Offer Documents”), and (2) offer to purchase for cash (the “Cash Tender Offer” and, together with the Exchange Offer, the “Offers”, and each an “Offer”) any and all of the Existing Notes held by Other Holders (as defined below), on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated July 9, 2020 (the “Offer to Purchase” and, together with the related Cash Tender Offer letter of transmittal and the related Cash Tender Offer eligibility letter, the “Cash Tender Offer Documents”), and the consent solicitations (the “Consent Solicitations”) related to the adoption of proposed amendments to the indenture governing the Existing Notes (the “Proposed Amendments”), as described in the Offering Memorandum and the Offer to Purchase. The Proposed Amendments will not be operative until the Exchange Offer and Cash Tender Offer are consummated according to their terms. Any outstanding Existing Notes are subject to the terms of the agreements implementing the Proposed Amendments.

As of the Expiration Time, according to Epiq Corporate Restructuring, LLC, the exchange agent for the Exchange Offer and related Consent Solicitation and the depositary and information agent for the Cash Tender Offer and related Consent Solicitation, the aggregate principal amount of Existing Notes validly tendered and not validly withdrawn in the Offers at or prior to the Expiration Time was $335,666,000, or approximately 92.1% of the $364,456,000 of outstanding Existing Notes, as set forth in the table below.

Title of Notes	Aggregate Outstanding	Election Option	Principal Amount Tendered by Expiration Time	Percent Tendered by Expiration Time
7.25% Senior Unsecured Notes due 2021	$364,456,000	Exchange Offer Option 1 – Cash Election	$1,427,000	0.4%

		Exchange Offer Option 2 – Exchange Notes Election	$34,589,000	9.5%

		Exchange Offer Option 3 – New Notes and Exchange Notes Election	$298,425,000	81.9%

		Cash Tender Offer	$1,225,000	0.3%

Total			$335,666,000	92.1%

As previously announced, the required amount of consenting supporting senior noteholders of the Existing Notes party to the Restructuring Support Agreement, dated as of June 25, 2020 (as amended and previously disclosed in the Partnership’s Current Reports on Form 8-K filed on July 9, 2020 and August 6, 2020, the “RSA”), which was attached as Exhibit 10.1 to the Partnership’s Current Report on Form 8-K filed on June 26, 2020, agreed to reduce the minimum participation condition under the RSA to at least 92% in aggregate principal amount of the Existing Notes as of the Expiration Time. The minimum participation condition has been satisfied, and the Partnership expects to accept all tendered Existing Notes, subject to satisfaction of the conditions set forth in the Offering Memorandum and the Offer to Purchase, and expects to pay the applicable consideration with respect to such Existing Notes on August 12, 2020 (such date and time with respect to an Offer, as the same may be extended with respect to such Offer, the “Settlement Date”).

Exchange Offer

Pursuant to the terms of the Exchange Offer, Eligible Holders who validly tendered and did not validly withdraw their Existing Notes and their consents on or prior to 5:00 p.m., New York City time, on July 23, 2020 (the “Early Participation Date”) will receive total consideration for each $1,000 in principal amount of Existing Notes tendered of either (1) $650 in cash (“Option 1”), (2) $1,000 in principal amount of Exchange Notes (“Option 2”), or (3) (a) the right to acquire an Eligible Holder’s pro rata share of $50.0 million of New Notes, the proceeds of which will be used to fund the cash portion of the Exchange Offer and the Cash Tender Offer, to purchase Existing Notes on a pro rata basis from Eligible Holders that participate in the Rights Offering with Excess Proceeds (as defined below), if any, and any remaining proceeds will be used for general partnership purposes and (b) $1,000 in principal amount of Exchange Notes for such Eligible Holder’s Existing Notes remaining after application of the Excess Proceeds (“Option 3”), at the option of each Eligible Holder that elects to participate in the Exchange Offer, subject to adjustments as described in the Offering Memorandum. Eligible Holders who validly tendered their Existing Notes after the Early Participation Date but at or prior to the Expiration Time will receive exchange consideration for each $1,000 in principal amount of Existing Notes tendered of either (i) $600 cash or (ii) $950 principal amount of Exchange Notes.

Because the amount of cash consideration required to be paid pursuant to the cash portion of the Exchange Offer and the Cash Tender Offer (the “Total Cash Consideration”) is less than $50.0 million, the Partnership will first purchase Existing Notes from each Eligible Holder electing Option 3, on a pro rata basis based upon such Eligible Holder’s participation in the Rights Offering relative to all Eligible Holders who participated in the Rights Offering, with Excess Proceeds at a purchase price equal to $1,000 per Existing Note, and the balance of Existing Notes each such Eligible Holder tendered that were not accepted for purchase for cash will be exchanged into Exchange Notes as if such Eligible Holder had made an election pursuant to Option 2 with respect to such balance of Existing Notes. “Excess Proceeds” will be an amount equal to (i) the difference between $50.0 million and the Total Cash Consideration multiplied by (ii) 0.85.

Upon the terms and subject to the conditions set forth in the Exchange Offer Documents, the Partnership expects that it will (1) pay approximately $41,966,510 in cash, (2) issue approximately $291,969,885 aggregate principal amount of Exchange Notes and (3) pursuant to the Rights Offering, issue approximately $53,750,000 aggregate principal amount of New Notes, which amount includes the $3.75 million backstop fee, in consideration for the Existing Notes expected to be accepted in the Exchange Offer. Eligible Holders of Existing Notes accepted for exchange will also receive accrued and unpaid interest from and including February 15, 2020 until the Settlement Date.

The Exchange Offer and Rights Offering were made, and the applicable exchange consideration was offered and will be issued, only to holders (1) who are (x) “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (y) institutional “accredited investors” as defined in Rule 501(a)(1), (2), (3), and (7) of Regulation D (“Regulation D”) of the Securities Act (“Institutional Accredited Investors”), in each case, in a private transaction in reliance upon an applicable exemption from the registration requirements of the Securities Act, such as those provided by Section 4(a)(2) and/or Regulation D, and (2) outside the United States, who are not “U.S. persons” (“Non-U.S. Persons”), as defined in Regulation S (“Regulation S”) under the Securities Act, in offshore transactions in reliance upon an applicable exemption from the registration requirements of the Securities Act, such as that provided by Regulation S (“Eligible Holders”). Only Eligible Holders are authorized to receive the Offering Memorandum and to participate in the Exchange Offer and Rights Offering. The Exchange Offer is made only by, and pursuant to, the terms set forth in the Offering Memorandum.

If and when issued, the Exchange Notes and the New Notes will not be registered under the Securities Act or with any securities regulatory authority of any state or other jurisdiction. Therefore, the Exchange Notes and the New Notes may not be offered or sold in the United States or to or for the account or benefit of any U.S. persons except pursuant to an offering or sale registered under, an exemption from or in a transaction not subject to the registration requirements of the Securities Act and any applicable state securities laws.

Cash Tender Offer

Pursuant to the terms of the Cash Tender Offer, the consideration for each $1,000 principal amount of the Existing Notes validly tendered by Other Holders after the Early Participation Date and accepted by the Issuers for purchase pursuant to the Cash Tender Offer is $600. Other Holders who validly tendered and did not validly withdraw their Existing Notes and their consents on or prior to the Early Participation Date will receive total consideration of $650 for each $1,000 principal amount of the Existing Notes validly tendered and accepted by the Issuers for purchase pursuant to the Cash Tender Offer.

Upon the terms and subject to the conditions set forth in the Cash Tender Offer Documents, the Partnership expects that it will pay approximately $791,250 in cash, as consideration for the Existing Notes expected to be accepted in the Cash Tender Offer. Each Other Holder will also receive accrued and unpaid interest on its Existing Notes from February 15, 2020 up to, but not including, the Settlement Date for all of its Existing Notes validly tendered and accepted by the Issuers for purchase pursuant to the Cash Tender Offer.

Holders of Existing Notes that are not QIBs, not Institutional Accredited Investors and not Non-U.S. Persons are eligible to participate in the Cash Tender Offer (such holders, the “Other Holders”). Eligible Holders are not Other Holders, and therefore not eligible to participate in the Cash Tender Offer. The Cash Tender Offer is made only by, and pursuant to, the terms set forth in the Offer to Purchase.

Additional Information

This press release is for informational purposes only and does not constitute an offer to purchase or exchange or a solicitation of an offer to purchase or exchange any Existing Notes or an offer to sell securities. The Exchange Offer, the related Consent Solicitation, the Rights Offering and the related plan solicitation are being made solely through, and pursuant to the terms of the confidential Offering Memorandum. The Cash Tender Offer and the related Consent Solicitation are being made solely through, and pursuant to, the terms of the confidential Offer to Purchase. The Offers are not be made to holders of the Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Exchange Notes and the New Notes issuable upon exercise of the rights in the Rights Offering are also subject to further restrictions on transfer as set forth in the Offering Memorandum.

About Martin Midstream Partners L.P.

Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution and transportation services.

Forward Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID-19 pandemic generally, on an industry-specific basis, and on the Partnership’s specific operations and business, (ii) the Partnership’s ability to refinance its senior unsecured notes due February 15, 2021 prior to August 19, 2020, (iii) the Partnership’s pursuit of strategic alternatives, (iv) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (v) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission (the “SEC”). The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

The information in the Partnership’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings the Partnership makes with the SEC.

Additional information concerning the Partnership is available on the Partnership’s website at www.MMLP.com or by contacting:

Sharon Taylor – Head of Investor Relations

(877) 256-6644